UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 22, 2023

(Date of Report - Date of earliest event reported on)

Community Bancorp/VT
(Exact name of Registrant as Specified in its Charter)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4811 US Route 5, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number: (802) 334-7915

Not Applicable

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: NONE

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
(Not Applicable)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Community Bancorp (the “Company”) is filing this Current Report on Form 8-K/A (the “Form 8-K/A”) in order to amend its Current Report on Form 8-K, as previously filed with the Securities and Exchange Commission on February 23, 2023, in order to correct a hyperlink in Item 5.02 to the Current Report on Form 8-K filed on September 9, 2021.

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Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) On February 22, 2023, Community Bancorp. (the “Company”) and its wholly-owned subsidiary, Community National Bank (the “Bank”), entered into a Change in Control Agreement with Leslie Delhaie (the “Agreement”).  Ms. Delhaie serves as a Vice President of the Company and as Executive Vice President and Chief Operating and Innovation Officer of the Bank.  The terms of the Agreement, including the Change in Control benefit to be paid and the duration of the covered period in connection with a change in control, are substantively the same as the terms of the Change of Control Agreements for President and Chief Executive Officer Kathryn Austin, Secretary and Treasurer Louise Bonvechio and Vice President Christopher Caldwell, described in Item 5.02(e) of the Company’s Current Report on Form 8-K filed on September 9, 2021 and incorporated herein by reference.  Such description does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.4 to this Report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are filed herewith:

Exhibit 10.4	Change in Control Agreement, dated as of February 22, 2023, among the Company, Community National Bank and Vice President Leslie Delhaie.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: March 1, 2023	/s/ Kathryn M. Austin
Kathryn M. Austin, President &
Chief Executive Officer

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